Exhibit 10.138

CONSENT AGREEMENT

Reference is made to those certain Subordinated Secured Promissory Notes, dated January 31, 2005 in favor of each of the undersigned (as amended, the “Subordinated Notes”), pursuant to which Halo Technology Holdings, Inc., a Nevada corporation formerly known as Warp Technology Holdings, Inc. (“Halo” or the “Company”) has agreed to pay to each of the undersigned the amount set forth opposite the signature for each of the undersigned.

In connection with those certain Subscription Agreements (collectively, the “Subscription Agreement”), being entered into as early as the date hereof and on subsequent dates, between the Investors named therein and Halo, the undersigned and Halo hereby agree as follows:

1.	Subject to Section 3 hereof, The undersigned consent to Halo’s offering (the “Offering”) of Notes (as defined in the Subscription Agreement) in the aggregate principal amount of up to $5,000,000 (or such higher amount as may be agreed to by the Company, but in no event more than a maximum of $6,000,000), and in connection therewith the issuance of the Notes and the Warrants (as defined in the Subscription Agreement), and such additional warrants (the “Additional Warrants”) and other covenants and consideration, all pursuant to the terms of the Subscription Agreement substantially in the form attached hereto as Exhibit A, the Term Sheet substantially in the form attached hereto as Exhibit B (the “Term Sheet”), and the letter agreement with Vision Opportunity Master Fund, Ltd. (the “Vision Agreement”) substantially in the form attached hereto as Exhibit C.

2.	Subject to Section 3 hereof, without limiting the foregoing, the undersigned consent to the issuance of a promissory note in the principal amount of $1,250,000 to Vision (the “Vision Note”) in exchange for Vision’s transfer of 1,000,000 shares of Halo common stock to Halo, such note to have the same terms as, and to be considered as, a Note issued under the Subscription Agreement (provided that such principal amount of such note does not reduce the amount of the Offering).

3.	Any Notes issued pursuant to the Subscription Agreement, and the Vision Note, shall be subject to the holder thereof entering into a Subordination Agreement substantially in the form attached hereto as Exhibit D, which shall provide for the subordination of such notes to the Subordinated Notes.

4.	The undersigned (i) consent in all respects to the transactions contemplated by the Subscription Agreement, the Notes, the Warrants, the Term Sheet, the Additional Warrants, the Vision Agreement, and the Vision Note (collectively, the “Transaction Documents”) (ii) acknowledge and agree that the transactions contemplated by the Transaction Documents do not trigger the anti-dilution provisions of the Subordinated Notes or of any warrants issued in connection therewith, and (iii) waive any and all breaches and/or defaults of the Company under the Subordinated Notes, the warrants issued in connection therewith or otherwise, directly related to the Transaction Documents and the transactions contemplated thereby. The Company represents that the transactions contemplated by the Transaction Documents do not trigger the anti-dilution provisions of its existing Series D Preferred Stock or its existing warrants.

5.	In consideration hereof, the Company agrees with each of the undersigned, as follows: (i) the “Conversion Price” set forth in the Subordinated Notes is hereby modified from $1.00 to $0.68, and (ii) the “Warrant Price” set forth in the existing warrants held by the undersigned is hereby modified from $1.25 to $0.68. All prices are subject to adjustment for reverse and forward stock splits and the like. The Company has raised $500,000 in connection with the sale of Gupta Technologies, LLC. In the event that the Company does not raise gross proceeds from the Offering, from other debt or equity transactions, and/or from asset sales, in an aggregate gross amount not less than $2,500,000 on or before November 3, 2006, then: (i) the “Conversion Price” set forth in the Subordinated Notes will be further modified from $0.68 to $0.55, and (ii) the “Warrant Price” set forth in the existing warrants held by the undersigned will be further modified from $0.68 to $0.55. The Company agrees to include in the Registration Statement registering the shares issuable under the Offering such number of shares necessary to make all of the shares underlying the Subordinated Notes and the shares underlying the existing $1.25 warrants held by the undersigned freely tradable.

6.	Except as expressly set forth above, all of the terms and conditions of the Subordinated Notes shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified, waived or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the undersigned under the Subordinated Notes. Any future material amendments or material modifications to the Transaction Documents would require a separate waiver agreement from the undersigned.

7.	The obligations of each of the undersigned hereunder are several and not joint with the obligations of the other undersigned party, and neither of the undersigned parties shall be responsible in any way for the performance of the obligations of the other hereunder to the Company.

This document may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Consent Agreement as of this      day of      , 2006.

CRESTVIEW CAPITAL MASTER, LLC	$2,000,000
By:_____________________________ Its:_____________________________
CAMOFI MASTER, LDC	$500,000
By:_____________________________ Its:_____________________________
HALO TECHNOLOGY HOLDINGS, INC.

By:

Its: